UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 18, 2006
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Signature
Underwriting Agreement
Form of Floating Rate Note due 2008
Form of 6.800% Note due 2036

Item 8.01 Other Events.
Throughout this document, AT&T Inc. is referred to as “AT&T.” On May 18, 2006, AT&T closed its sale of U.S. $900,000,000 principal amount of its Floating Rate Notes due 2008 (the “Floating Rate Notes”) and U.S. $600,000,000 principal amount of its 6.800% Notes due 2036 (collectively, the “Notes”) pursuant to an Underwriting Agreement dated May 15, 2006 (the “Underwriting Agreement”), by and among AT&T and ABN AMRO Incorporated, Goldman Sachs, & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule II thereto. The interest rate on the Floating Rate Notes is subject to adjustment based on changes in the three-month London Interbank Offered Rate. The Notes were issued pursuant to that certain Indenture dated November 1, 1994 between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-118476) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement and the forms of Notes are furnished as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:
(d)          Exhibits
1.1	Underwriting Agreement, dated May 15, 2006

4.1	Form of Floating Rate Note due 2008

4.2	Form of 6.800% Note due 2036

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.
Date: May 18, 2006	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller